Exhibit 99.1

Fourth Quarter 2012 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation's current expectations, beliefs and assumptions, and are not guarantees of future performance, results or events. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation's control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others: risks associated with investment in real estate assets, which are illiquid, and with trends in the real estate industry; competitive market conditions; the ability to complete potential acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for debt service and exposure of risk of default under debt obligations; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation's business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation's annual report on Form 10-K for the year ended December 31, 2011, and it's other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Table of Contents

Page
Corporate Data and Financial Highlights
Company Background	1
Financial Highlights	2
Common Stock Data	3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Funds From Operations and Funds Available for Distribution	6

Portfolio Data
Same Store Analysis	7
Stabilized Portfolio Occupancy Overview by Region	8-12
Submarket Statistics	13
Information on Leases Commenced & Leases Executed	14
Stabilized Portfolio Capital Expenditures	15
Lease Expiration Schedules	16-19
Top Fifteen Tenants	20
2012 Operating Property Acquisitions	21
2012 Development & Redevelopment Acquisitions	22
2012 Dispositions	23

Development
Completed and In-Process Redevelopment Projects and Other Land Holdings	24
In-Process and Future Development Pipeline	25

Debt and Capitalization Data
Capital Structure	26
Debt Analysis	27-28

Non-GAAP Supplemental Measures	29-33

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P Small Cap 600 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and greater Seattle. As of December 31, 2012, the Company's stabilized portfolio consisted of 114 office buildings, which encompassed an aggregate of 13.2 million rentable square feet and was 92.8% occupied.

Board of Directors		Senior Management		Investor Relations
John B. Kilroy, Sr.	Chairman	John B. Kilroy, Jr.	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.		Jeffrey C. Hawken	Executive VP and COO
William P. Dickey		Eli Khouri	Executive VP and CIO
Scott S. Ingraham		Tyler H. Rose	Executive VP and CFO
John B. Kilroy, Jr.		David Simon	Executive VP
Dale F. Kinsella		Justin W. Smart	Executive VP, Development and Construction Services
		John T. Fucci	Sr. VP, Asset Management
		Heidi R. Roth	Sr. VP, CAO and Controller
		Steve Scott	Sr. VP, San Diego

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
Cantor Fitzgerald & Company		KeyBanc Capital Markets
Evan Smith	(212) 915-1220	Craig Mailman	(917) 368-2316
Citigroup Investment Research		RBC Capital Markets
Michael Bilerman	(212) 816-1383	Richard Moore	(440) 715-2646
Cowen and Company		Robert W. Baird & Co.
James Sullivan	(646) 562-1380	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Stifel, Nicolaus & Company
John N. Perry	(212) 250-4912	John W. Guinee III	(443) 224-1307
Green Street Advisors		UBS Investment Research
Michael Knott	(949) 640-8780	Ross T. Nussbaum	(212) 713-2484
ISI Group		Wells Fargo
George Auerbach	(212) 446-9462	Brendan Maiorana	(443) 263-6516
JMP Securities
Mitch Germain	(212) 906-3546

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2012 (1)(2)	9/30/2012 (3)	6/30/2012	3/31/2012 (1)(3)	12/31/2011 (1)(2)
INCOME ITEMS (Including Discontinued Operations):
Revenues	$115,763	$111,375	$103,922	$100,413	$105,136
Lease Termination Fees	350	261	401	106	596
Net Operating Income	82,725	77,603	73,230	73,588	76,588
Acquisition-related Costs	1,040	556	1,813	1,528	1,224
Capitalized Interest and Debt Costs	6,638	4,989	4,334	3,831	2,688
Net Income (Loss) Available to Common Stockholders	185,838	(2,753)	(800)	67,540	39,906
EBITDA (4)	72,387	68,650	62,056	63,777	67,870
Funds From Operations (5)(6)	49,816	43,142	39,508	32,990	40,525
Funds Available for Distribution (5)(6)	29,523	32,366	21,099	26,818	22,575
Net Income (Loss) Available to Common Stockholders per common share - diluted	$2.45	$(0.04)	$(0.02)	$1.06	$0.68
Funds From Operations per common share - diluted	$0.63	$0.57	$0.55	$0.49	$0.66
Dividends per common share	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	71.5%	69.7%	70.5%	73.3%	72.8%
Interest Coverage Ratio (7)	3.0x	3.0x	3.0x	3.0x	3.1x
Fixed Charge Coverage Ratio (8)	2.7x	2.6x	2.6x	2.5x	2.6x
FFO Payout Ratio (9)	53.9%	62.1%	62.6%	74.3%	52.3%
FAD Payout Ratio (10)	91.0%	82.7%	117.2%	91.4%	93.9%

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
ASSETS:
Real Estate Held for Investment before Depreciation	$4,757,394	$4,399,353	$4,271,755	$3,993,637	$3,798,690
Total Assets	4,616,084	4,215,841	3,847,522	3,959,341	3,446,795
CAPITALIZATION:
Total Debt	$2,044,419	$1,847,439	$1,786,276	$1,654,983	$1,836,529
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	175,000	175,000	201,500
Total Common Equity and Noncontrolling Interests	3,635,812	3,426,541	3,419,966	3,265,635	2,304,676
Total Market Capitalization	5,880,231	5,473,980	5,381,242	5,095,618	4,342,705
Total Debt / Total Market Capitalization	34.7%	33.7%	33.0%	32.5%	42.4%
Total Debt and Preferred / Total Market Capitalization	38.1%	37.3%	36.3%	36.0%	47.0%

(1)
Net Income (Loss) Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $186.4 million, $72.8 million and $39.0 million for the three months ended December 31, 2012, March 31, 2012 and December 31, 2011, respectively.

(2)	Results for the three months ended December 31, 2012 and December 31, 2011 include the receipt of a $0.9 million and $3.7 million cash payment related to a 2009 tenant default.

(3)
Results for the three months ended September 30, 2012 include a non-cash charge of $2.1 million related to the original issuance costs of the Series A Preferred Units that were redeemed on August 15, 2012. Results for the three months ended March 31, 2012 include a non-cash charge of $4.9 million related to the original issuance costs of the Series E and Series F Preferred Stock that were redeemed on April 16, 2012.

(4)	EBITDA for all periods presented includes the impact of acquisition-related expenses.

(5)	Please refer to page 6 for a reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(6)	Reported amounts are attributable to common stockholders and common unitholders.

(7)	Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

(8)
Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

(9)	Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

(10)
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011

High Price	$47.52	$49.88	$48.58	$46.61	$38.57
Low Price	$42.47	$44.78	$44.84	$37.92	$29.25
Closing Price	$47.37	$44.78	$48.41	$46.61	$38.07

Dividends per share - annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000's) (1)(2)	74,927	74,693	68,928	68,350	58,820
Closing common partnership units (in 000's) (1)	1,827	1,827	1,718	1,718	1,718
	76,754	76,520	70,646	70,068	60,538

(1)	As of the end of the period.

(2)	In December 2012, the Company issued 211,429 common shares under its At-The-Market Stock Offering Program at a weighted average price of $46.41 per share, net of selling commissions.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2012	9/30/2012	6/30/2012	3/31/2012	12/31/2011
ASSETS:
Land and improvements	$612,714	$562,071	$576,433	$576,433	$537,574
Buildings and improvements	3,335,026	3,169,224	3,137,665	2,970,967	2,830,310
Undeveloped land and construction in progress	809,654	668,058	557,657	446,237	430,806
Total real estate held for investment	4,757,394	4,399,353	4,271,755	3,993,637	3,798,690
Accumulated depreciation and amortization	(756,515)	(725,728)	(801,083)	(770,688)	(742,503)
Total real estate held for investment, net	4,000,879	3,673,625	3,470,672	3,222,949	3,056,187

Real estate assets and other assets held for sale, net	—	166,019	—	—	84,156
Cash and cash equivalents	16,700	16,113	18,111	374,368	4,777
Restricted cash	247,544	5,884	97	43,140	358
Marketable securities	7,435	6,812	6,546	6,459	5,691
Current receivables, net	9,220	7,113	7,643	6,990	8,395
Deferred rent receivables, net	115,418	110,128	110,689	106,309	101,142
Deferred leasing costs and acquisition-related intangible assets, net	189,968	187,307	168,488	158,132	155,522
Deferred financing costs, net	18,971	18,442	18,919	19,060	18,368
Prepaid expenses and other assets, net	9,949	24,398	46,357	21,934	12,199
TOTAL ASSETS	$4,616,084	$4,215,841	$3,847,522	$3,959,341	$3,446,795
LIABILITIES, NONCONTROLLING INTEREST AND EQUITY:
Liabilities:
Secured debt	$561,096	$520,867	$381,097	$350,219	$351,825
Exchangeable senior notes, net	163,944	162,885	161,844	308,689	306,892
Unsecured debt, net	1,130,895	1,130,814	1,130,732	1,130,651	980,569
Unsecured line of credit	185,000	27,000	102,000	—	182,000
Accounts payable, accrued expenses and other liabilities	154,734	127,472	98,940	92,574	81,713
Accrued distributions	28,924	28,845	25,975	26,622	22,692
Deferred revenue and acquisition-related intangible liabilities, net	117,904	120,407	108,462	90,206	79,781
Rents received in advance and tenant security deposits	37,654	31,728	31,768	30,392	26,917
Liabilities and deferred revenue of real estate assets held for sale	—	4,455	—	—	13,286
7.80% Series E and 7.50% Series F Cumulative Redeemable Preferred stock, called for redemption	—	—	—	126,500	—
Total liabilities	2,380,151	2,154,473	2,040,818	2,155,853	2,045,675
Noncontrolling Interest:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	—	—	73,638	73,638	73,638
Equity:
Stockholders' Equity
7.80% Series E Cumulative Redeemable Preferred stock	—	—	—	—	38,425
7.50% Series F Cumulative Redeemable Preferred stock	—	—	—	—	83,157
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	—
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	—	—	—
Common stock	749	747	689	683	588
Additional paid-in capital	2,126,005	2,114,774	1,856,431	1,827,676	1,448,997
Distributions in excess of earnings	(129,535)	(288,765)	(259,495)	(234,199)	(277,450)
Total stockholders' equity	2,189,630	2,019,167	1,693,780	1,690,315	1,293,717
Noncontrolling Interest
Common units of the Operating Partnership	46,303	42,201	39,286	39,535	33,765
Total equity	2,235,933	2,061,368	1,733,066	1,729,850	1,327,482
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$4,616,084	$4,215,841	$3,847,522	$3,959,341	$3,446,795

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
REVENUES:
Rental income	$101,288	$83,265	$369,516	$307,118
Tenant reimbursements	8,362	6,563	32,309	23,977
Other property income	1,461	4,398	3,087	6,534
Total revenues	111,111	94,226	404,912	337,629
EXPENSES:
Property expenses	21,451	17,729	79,357	66,821
Real estate taxes	9,341	7,691	34,479	29,633
Provision for bad debts	151	516	153	781
Ground leases	892	513	3,168	1,779
General and administrative expenses	9,443	7,793	36,188	28,148
Acquisition-related expenses	1,040	1,224	4,937	4,053
Depreciation and amortization	46,085	35,960	162,917	124,928
Total expenses	88,403	71,426	321,199	256,143
OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	145	299	848	571
Interest expense	(18,942)	(23,115)	(79,114)	(85,785)
Total other (expenses) income	(18,797)	(22,816)	(78,266)	(85,214)
INCOME (LOSS) FROM CONTINUING OPERATIONS	3,911	(16)	5,447	(3,728)
DISCONTINUED OPERATIONS:
Income from discontinued operations	3,285	5,844	12,409	19,630
Net gain on dispositions of discontinued operations	186,435	39,032	259,245	51,587
Total income from discontinued operations	189,720	44,876	271,654	71,217
NET INCOME	193,631	44,860	277,101	67,489
Net income attributable to noncontrolling common units of the Operating Partnership	(4,479)	(1,154)	(6,187)	(1,474)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	189,152	43,706	270,914	66,015
PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	—	(1,397)	(3,541)	(5,588)
Preferred dividends	(3,313)	(2,402)	(10,567)	(9,608)
Original issuance costs of redeemed preferred stock and preferred units	—	—	(6,980)	—
Total preferred distributions and dividends	(3,313)	(3,799)	(21,088)	(15,196)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$185,839	$39,907	$249,826	$50,819
Weighted average common shares outstanding - basic	74,596	58,440	69,640	56,717
Weighted average common shares outstanding - diluted	75,721	58,440	69,640	56,717
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share - basic	$2.49	$0.68	$3.56	$0.87
Net income available to common stockholders per share - diluted	$2.45	$0.68	$3.56	$0.87

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
FUNDS FROM OPERATIONS: (1) (2)
Net income available to common stockholders	$185,839	$39,907	$249,826	$50,819
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	4,479	1,154	6,187	1,474
Depreciation and amortization of real estate assets	45,933	38,496	168,687	135,467
Net gain on dispositions of discontinued operations	(186,435)	(39,032)	(259,245)	(51,587)
Funds From Operations (3)	$49,816	$40,525	$165,455	$136,173
Weighted average common shares/units outstanding - basic (4)	77,595	61,108	72,531	59,362
Weighted average common shares/units outstanding - diluted (4)	78,720	61,110	73,654	59,549
FFO per common share/unit - basic (3)	$0.64	$0.66	$2.28	$2.29
FFO per common share/unit - diluted (3)	$0.63	$0.66	$2.25	$2.29
FUNDS AVAILABLE FOR DISTRIBUTION: (1) (2)
Funds From Operations (3)	$49,816	$40,525	$165,455	$136,173
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(15,045)	(13,636)	(41,626)	(42,524)
Amortization of deferred revenue related to tenant improvements (5)	(2,285)	(2,344)	(9,136)	(9,349)
Net effect of straight-line rents (6)	(5,097)	(5,786)	(21,724)	(21,611)
Amortization of other deferred revenue, net (7)	1,184	253	2,330	(58)
Amortization of net (below) above market rents (8)	(2,083)	(463)	(6,699)	1,056
Noncash amortization of exchangeable debt discount, net (9)	728	1,477	3,797	5,841
Amortization of deferred financing costs and net debt discounts/(premiums)	179	1,432	2,758	5,310
Noncash amortization of share-based compensation awards	2,126	1,117	7,670	4,482
Original issuance costs of redeemed preferred stock and preferred units	—	—	6,980	—
Funds Available for Distribution (1)	$29,523	$22,575	$109,805	$79,320

(1)	See page 30 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Includes Income from discontinued operations.

(3)	Reported amounts are attributable to common shareholders and unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

(7)
Represents amortization of deferred revenue related to cash received prior to or during the revenue recognition period in connection with tenants' contractual lease obligations, net of such amounts received.

(8)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(9)	Represents the amortization of the noncash debt discounts on the Company's exchangeable senior notes, net of amounts capitalized.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

Same Store Analysis (GAAP Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Total Same Store Portfolio
Number of properties	88	88		88	88
Square Feet	9,506,919	9,506,919		9,506,919	9,506,919
Percent of Stabilized Portfolio	71.8%	88.7%		71.8%	88.7%
Average Occupancy	91.5%	92.9%		91.5%	91.9%
Operating Revenues:
Rental income	$71,422	$71,209	0.3%	$285,043	$281,180	1.4%
Tenant reimbursements	3,963	4,714	(15.9)%	19,193	19,262	(0.4)%
Other property income(3)	1,366	3,928	(65.2)%	2,713	6,031	(55.0)%
Total operating revenues	76,751	79,851	(3.9)%	306,949	306,473	0.2%
Operating Expenses:
Property expenses	15,010	14,613	2.7%	60,501	59,454	1.8%
Real estate taxes	6,341	6,249	1.5%	25,303	25,747	(1.7)%
Provision for bad debts	151	516	(70.7)%	153	781	(80.4)%
Ground leases	224	230	(2.6)%	897	1,137	(21.1)%
Total operating expenses	21,726	21,608	0.5%	86,854	87,119	(0.3)%
GAAP Net Operating Income(3)	$55,025	$58,243	(5.5)%	$220,095	$219,354	0.3%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011	% Change	2012	2011	% Change
Total operating revenues	$74,958	$74,847	0.1%	$289,910	$284,873	1.8%
Total operating expenses	21,576	21,093	2.3%	86,701	86,337	0.4%
Cash Net Operating Income(3)	$53,382	$53,754	(0.7)%	$203,209	$198,536	2.4%

(1)	Same store defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2011 and still owned and included in the stabilized portfolio as of December 31, 2012.

(2)	Please refer to page 31 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

(3)
Other property income for the three months and year ended December 31, 2012 includes a $0.9 million cash payment and other property income for the three months and year ended December 31, 2011 includes a $3.7 million and $4.3 million cash payment, respectively, both related to a 2009 tenant default.  Excluding the impact of these payments, the percentage change in Same Store GAAP Net Operating Income was (0.8%) and 1.9% for the fourth quarter and year to date periods, and the percentage change in Same Store Cash Net Operating Income was 4.8% and 4.1% for the fourth quarter and year to date periods.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupancy at: (1)
	# of Buildings	Year-to-Date NOI (2)	Sq. Ft.	Total Square Feet	12/31/2012	9/30/2012	6/30/2012
STABILIZED PORTFOLIO:
Office:
Los Angeles and Ventura Counties	27	22.2%	26.3%	3,487,741	94.0%	94.3%	88.0%
San Diego County	59	42.3%	39.6%	5,250,413	90.7%	87.8%	87.5%
Orange County	4	3.4%	3.8%	497,393	92.0%	95.6%	92.7%
San Francisco Bay Area	14	19.9%	17.3%	2,286,994	95.5%	92.0%	91.4%
Greater Seattle	10	12.2%	13.0%	1,727,239	93.3%	93.2%	93.8%
TOTAL STABILIZED PORTFOLIO	114	100.0%	100.0%	13,249,780	92.8%	91.1%	90.0%

Average Occupancy
	Stabilized Portfolio	Same Store Portfolio
Quarter-to-Date	91.6%	91.5%
Year-to-Date	91.3%	91.5%

(1)	Occupancy percentages reported are based on the Company's stabilized office portfolio for the period presented.

(2)	Percentage of year-to-date Net Operating Income excludes Other Property Income and net operating income from discontinued operations.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	City/ Submarket	Square Feet	Occupancy
Los Angeles and Ventura, California
23925 Park Sorrento	Calabasas	11,789	100.0%
23975 Park Sorrento	Calabasas	100,592	93.1%
24025 Park Sorrento	Calabasas	102,264	74.9%
26541 Agoura Road	Calabasas	90,156	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	89.8%
999 N. Sepulveda Boulevard	El Segundo	128,504	94.4%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	92.7%
3780 Kilroy Airport Way	Long Beach	219,745	92.2%
3800 Kilroy Airport Way	Long Beach	192,476	100.0%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	90.9%
12100 W. Olympic Boulevard	Los Angeles	150,167	92.3%
12200 W. Olympic Boulevard	Los Angeles	150,302	99.7%
12233 W. Olympic Boulevard	Los Angeles	151,029	96.8%
12312 W. Olympic Boulevard	Los Angeles	78,000	100.0%
6255 W. Sunset Blvd.	Los Angeles	321,883	85.2%
1633 26th Street	Santa Monica	44,915	100.0%
2100/2110 Colorado Avenue	Santa Monica	102,864	100.0%
3130 Wilshire Boulevard	Santa Monica	88,339	76.5%
501 Santa Monica Boulevard	Santa Monica	73,115	85.1%
2829 Townsgate Road	Thousand Oaks	81,067	90.6%
Total Los Angeles and Ventura Counties		3,487,741	94.0%
.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	City/ Submarket	Square Feet	Occupancy
San Diego, California
12225 El Camino Real	Del Mar	60,148	73.4%
12235 El Camino Real	Del Mar	54,673	81.0%
12340 El Camino Real	Del Mar	87,405	86.9%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,710	82.0%
12400 High Bluff Drive	Del Mar	208,464	100.0%
3579 Valley Center Drive	Del Mar	52,375	79.0%
3611 Valley Center Drive	Del Mar	130,178	80.0%
3661 Valley Center Drive	Del Mar	129,752	99.4%
3721 Valley Centre Drive	Del Mar	114,780	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
6200 Greenwich Drive	Governor Park	71,000	100.0%
6220 Greenwich Drive	Governor Park	141,214	100.0%
15051 Avenue of Science	I-15 Corridor	70,617	0.0%
15073 Avenue of Science	I-15 Corridor	46,759	0.0%
15231 Avenue of Science	I-15 Corridor	65,638	100.0%
15253 Avenue of Science	I-15 Corridor	37,437	100.0%
15333 Avenue of Science	I-15 Corridor	78,880	46.4%
15378 Avenue of Science	I-15 Corridor	68,910	61.8%
15435 Innovation Drive	I-15 Corridor	49,863	100.0%
15445 Innovation Drive	I-15 Corridor	51,500	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,665	67.0%
13290 Evening Creek Drive South	I-15 Corridor	61,176	0.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,129	92.4%
7525 Torrey Santa Fe	56 Corridor	103,979	100.0%
7535 Torrey Santa Fe	56 Corridor	130,243	100.0%
7545 Torrey Santa Fe	56 Corridor	130,354	100.0%
7555 Torrey Santa Fe	56 Corridor	101,236	100.0%

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	City/ Submarket	Square Feet	Occupancy
San Diego, California (Continued)
2355 Northside Drive	Mission Valley	53,610	84.5%
2365 Northside Drive	Mission Valley	91,260	86.8%
2375 Northside Drive	Mission Valley	51,516	100.0%
2385 Northside Drive	Mission Valley	88,795	76.5%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
10020 Pacific Mesa Boulevard	Sorrento Mesa	318,000	100.0%
4910 Directors Place	Sorrento Mesa	50,925	49.9%
4921 Directors Place	Sorrento Mesa	56,136	100.0%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%
5010 Wateridge Vista Drive	Sorrento Mesa	111,318	100.0%
5005 Wateridge Vista Drive	Sorrento Mesa	61,460	0.0%
10770 Wateridge Circle	Sorrento Mesa	174,310	97.5%
6055 Lusk Avenue	Sorrento Mesa	93,000	100.0%
6260 Sequence Drive	Sorrento Mesa	130,536	100.0%
6290 Sequence Drive	Sorrento Mesa	90,000	100.0%
6310 Sequence Drive	Sorrento Mesa	62,415	100.0%
6340 Sequence Drive	Sorrento Mesa	66,400	100.0%
6350 Sequence Drive	Sorrento Mesa	132,600	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	100.0%
9785 Towne Center Drive	University Towne Center	75,534	100.0%
9791 Towne Center Drive	University Towne Center	50,466	100.0%
Total San Diego County		5,250,413	90.7%

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

	City/ Submarket	Square Feet	Occupancy
Orange County, California
8101 Kaiser Boulevard	Anaheim	59,790	61.0%
2211 Michelson Drive	Irvine	271,556	94.0%
111 Pacifica	Irvine Spectrum	67,496	100.0%
999 Town & Country	Orange	98,551	100.0%
Total Orange County		497,393	92.0%

San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	46,614	100.0%
4200 Bohannon Drive	Menlo Park	46,255	100.0%
4300 Bohannon Drive	Menlo Park	62,920	41.7%
4400 Bohannon Drive	Menlo Park	46,255	84.2%
4500 Bohannon Drive	Menlo Park	62,920	100.0%
4600 Bohannon Drive	Menlo Park	46,255	71.2%
4700 Bohannon Drive	Menlo Park	62,920	100.0%
303 Second Street	San Francisco	740,047	95.5%
100 First Street	San Francisco	466,490	98.3%
250 Brannan Street	San Francisco	92,948	100.0%
201 Third Street	San Francisco	332,893	99.5%
301 Brannan Street	San Francisco	74,430	100.0%
4040 Civic Center	San Rafael	130,237	98.1%
599 Mathilda	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		2,286,994	95.5%

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	90.4%
10900 NE 4th Street	Bellevue	416,755	90.5%
10220 NE Points Drive	Kirkland	49,851	96.3%
10230 NE Points Drive	Kirkland	98,982	100.0%
10210 NE Points Drive	Kirkland	84,641	69.2%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
15050 NE 36th Street	Redmond	122,103	100.0%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	98.7%
801 N. 34th Street	Lake Union	169,412	100.0%
Total Greater Seattle, Washington		1,727,239	93.3%

TOTAL		13,249,780	92.8%

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Submarket Statistics as of December 31, 2012

	Market	Market	KRC	KRC
	Direct	Total	Percentage	Percentage
Submarket	Vacancy (1)	Vacancy (1)	Occupied	Leased
SAN DIEGO

Del Mar	13.6%	16.9%	94.6%	95.0%

Sorrento Mesa
Two- Three Story Corporate	8.6%	9.0%	95.3%	98.5%

University Towne Center / Governor Park
Two- Three Story Corporate	12.4%	14.5%	100.0%	100.0%

I-15 Corridor
Class A Office Market	13.2%	13.4%	97.6%	97.6%
Two- Three Story Corporate	12.0%	12.2%	54.4%	61.2%

Mission Valley	15.6%	16.4%	85.5%	93.9%

Point Loma	12.0%	12.4%	100.0%	100.0%

ORANGE COUNTY	13.8%	19.0%	92.0%	92.0%

LOS ANGELES

Westside	13.6%	15.2%	94.2%	96.0%

El Segundo (Class A)	15.7%	16.3%	97.1%	97.3%

Long Beach Airport (Class A)	8.9%	9.5%	95.1%	95.1%

101 Corridor (Class A)	11.5%	13.4%	89.6%	91.6%

Hollywood (Class A)	5.8%	10.1%	85.2%	85.2%

SAN FRANCISCO BAY AREA

South Financial District	9.0%	10.2%	97.5%	98.0%

Marin County	12.3%	16.9%	98.1%	98.1%

Menlo Park	10.3%	11.9%	84.7%	84.7%

GREATER SEATTLE

Eastside	12.7%	13.6%	91.3%	94.1%

Lake Union	4.5%	5.4%	99.6%	99.6%

TOTAL			92.8%	94.3%

(1)
Market direct and market total vacancy data was obtained from market research data from third parties.  Kilroy Realty Corporation uses market research data from third parties to analyze the current and projected real estate fundamentals in each of its existing submarkets as well as potential acquisition submarkets. Recent market research data from third parties suggests improvement in real estate fundamentals in each of Kilroy Realty's primary submarkets over the next few years. Please note that Kilroy Realty Corporation does not verify the market research data from third parties and further that such data does not represent views or forecasts of Kilroy Realty Corporation or its management.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Information on Leases Commenced(1)

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in Rents (3)	Changes in Cash Rents (4)	Retention Rates (5)	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter-to-Date	26	20	334,903	216,622	$29.94	13.0%	1.6%	76.6%	75
Year-to-Date	86	63	895,345	629,664	30.02	11.1%	3.5%	51.9%	68

Information on Leases Executed(1)

	1st & 2nd Generation				2nd Generation
	# of Leases (6)		Square Feet (6)		TI/LC Per Sq.Ft.	Changes in Rents (7)	Changes in Cash Rents (8)	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (9)	27	23	347,533	371,335	$37.62	23.1%	7.8%	75
Year to Date (10)	83	68	998,659	779,959	36.64	21.3%	9.7%	73

(1)	Excludes leasing statistics for properties sold during the twelve months ended December 31, 2012. Amounts for TI/LC per square foot exclude tenant-funded tenant improvements.

(2)	Represents leasing activity for leases that commenced during the period shown, including first and second generation space, net of month-to-month leases.

(3)
Calculated as the change between GAAP rents for new/renewed leases and the expiring GAAP rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(4)
Calculated as the change between stated rents for new/renewed leases and the expiring stated rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(5)	Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

(6)	Represents leasing activity for leases signed at properties in the stabilized portfolio during the period shown, including first and second generation space, net of month-to-month leases.

(7)
Calculated as the change between GAAP rents for signed leases and the expiring GAAP rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(8)
Calculated as the change between stated rents for signed leases and the expiring stated rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(9)	During the three months ended December 31, 2012, 10 new leases totaling 141,000 square feet were signed but not commenced as of December 31, 2012.

(10)	During the twelve months ended December 31, 2012, 14 new leases totaling 204,000 square feet were signed but not commenced as of December 31, 2012.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

1st Generation (Nonrecurring) Capital Expenditures (1):
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Total 2012
Capital Improvements
Office	$5,143	$9,016	$7,575	$9,659	$31,393
Tenant Improvements & Leasing Commissions
Office	2,609	2,783	1,220	1,305	7,917

Total	$7,752	$11,799	$8,795	$10,964	$39,310

2nd Generation (Recurring) Capital Expenditures (2):
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Total 2012
Capital Improvements
Office	$3,353	$1,073	$1,977	$2,480	$8,883
Industrial	99	166	169	100	534
	3,452	1,239	2,146	2,580	9,417
Tenant Improvements & Leasing Commissions (3)
Office	3,551	11,631	4,220	12,431	31,833
Industrial	5	309	28	34	376
	3,556	11,940	4,248	12,465	32,209
Total
Office	6,904	12,704	6,197	14,911	40,716
Industrial	104	475	197	134	910
	$7,008	$13,179	$6,394	$15,045	$41,626

(1)
We generally categorize capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use as 1st Generation. These costs are not subtracted in our calculation of Funds Available for Distribution.

(2)	As of December 31, 2012, the Company has disposed of its industrial property portfolio. The reported balances include expenditures incurred for the period prior to the disposition.

(3)	Represents costs incurred for leasing activity during the periods shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Annualized Rent per Sq. Ft. (1)
2013	94	855,902	7.1%	$22,524	6.0%	$26.32
2014	121	1,250,019	10.4%	36,098	9.6%	28.88
2015	151	2,124,976	17.7%	65,432	17.4%	30.79
2016	74	808,217	6.7%	21,119	5.6%	26.13
2017	99	1,951,623	16.2%	58,162	15.4%	29.80
2018	52	1,281,765	10.6%	49,569	13.1%	38.67
2019	31	902,246	7.5%	31,315	8.3%	34.71
2020	30	1,200,994	10.0%	36,562	9.7%	30.44
2021	18	445,767	3.7%	14,960	4.0%	33.56
2022	8	128,076	1.1%	5,153	1.4%	40.23
2023 and beyond	16	1,088,198	9.0%	36,228	9.5%	33.29
Total(2)	694	12,037,783	100.0%	$377,122	100.0%	$31.33

(1)
Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

(2)
The information presented for all lease expiration activity reflects leasing activity through December 31, 2012 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space, and lease renewal options not executed as of December 31, 2012.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

	Los Angeles/Ventura Counties						Orange County
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Annualized Rent per Sq. Ft. (1)	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Annualized Rent per Sq. Ft. (1)
2013	44	333,698	2.8%	$9,272	2.5%	$27.79	15	54,990	0.5%	$1,558	0.4%	$28.33
2014	63	353,590	2.9%	11,002	2.9%	31.12	12	60,353	0.5%	1,580	0.4%	26.18
2015	47	401,551	3.3%	12,435	3.3%	30.97	5	34,277	0.3%	956	0.3%	27.89
2016	34	226,573	1.9%	7,566	2.0%	33.39	7	34,574	0.3%	1,068	0.3%	30.89
2017	45	399,504	3.3%	12,664	3.4%	31.70	9	75,071	0.6%	2,841	0.8%	37.84
2018	14	101,721	0.8%	3,199	0.8%	31.45	3	115,724	1.0%	3,632	1.0%	31.39
2019	8	318,793	2.6%	10,383	2.8%	32.57	1	61,885	0.5%	2,775	0.7%	44.84
2020	5	96,980	0.8%	2,365	0.6%	24.39	1	13,397	0.1%	438	0.1%	32.69
2021	4	154,821	1.3%	4,397	1.2%	28.40	—	—	—	—	—	—
2022	2	47,807	0.4%	1,382	0.4%	28.91	—	—	—	—	—	—
2023 and beyond	3	660,579	5.5%	23,345	6.2%	35.34	—	—	—	—	—	—
Total(2)	269	3,095,617	25.6%	$98,010	26.1%	$31.66	53	450,271	3.8%	$14,848	4.0%	$32.98

	San Diego						San Francisco Bay Area
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Annualized Rent per Sq. Ft. (1)	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Annualized Rent per Sq. Ft. (1)
2013	13	301,401	2.5%	$5,948	1.6%	$19.73	17	128,384	1.1%	$4,661	1.2%	$36.31
2014	13	480,778	4.0%	10,874	2.9%	22.62	20	247,188	2.1%	9,112	2.4%	36.86
2015	24	649,915	5.4%	15,959	4.2%	24.56	40	589,432	4.9%	23,937	6.3%	40.61
2016	19	361,908	3.0%	7,112	1.9%	19.65	3	54,421	0.5%	2,327	0.6%	42.76
2017	20	1,141,718	9.5%	31,704	8.4%	27.77	16	209,073	1.7%	8,468	2.2%	40.50
2018	12	689,472	5.7%	30,146	8.0%	43.72	5	69,078	0.6%	2,884	0.8%	41.75
2019	7	176,825	1.5%	6,037	1.6%	34.14	10	276,747	2.3%	10,335	2.7%	37.34
2020	11	506,505	4.2%	16,535	4.4%	32.65	11	394,981	3.3%	12,235	3.2%	30.98
2021	6	200,651	1.7%	7,769	2.1%	38.72	1	36,280	0.3%	1,315	0.3%	36.25
2022	—	—	—	—	—	—	3	58,171	0.5%	3,198	0.8%	54.98
2023 and beyond	2	232,979	—	7,280	—	31.25	6	83,677	0.7%	2,578	0.7%	30.81
Total(2)	127	4,742,152	39.4%	$139,364	37.0%	$29.39	132	2,147,432	18.0%	$81,050	21.2%	$37.74

(1)
Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

(2)
The information presented for all lease expiration activity reflects leasing activity through December 31, 2012 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space, and lease renewal options not executed as of December 31, 2012.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

	Greater Seattle
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Annualized Rent per Sq. Ft. (1)
2013	5	37,429	0.3%	$1,085	0.3%	$28.99
2014	13	108,110	0.9%	3,530	0.9%	32.65
2015	35	449,801	3.7%	12,145	3.2%	27.00
2016	11	130,741	1.1%	3,046	0.8%	23.30
2017	9	126,257	1.0%	2,485	0.7%	19.68
2018	18	305,770	2.5%	9,708	2.6%	31.75
2019	5	67,996	0.6%	1,785	0.5%	26.25
2020	2	189,131	1.6%	4,989	1.3%	26.38
2021	7	54,015	0.4%	1,479	0.4%	27.38
2022	3	22,098	0.2%	573	0.2%	25.93
2023 and beyond	5	110,963	0.9%	3,025	0.8%	27.26
Total(2)	113	1,602,311	13.2%	$43,850	11.7%	$27.37

(1)
Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

(2)
The information presented for all lease expiration activity reflects leasing activity through December 31, 2012 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space, and lease renewal options not executed as of December 31, 2012.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Quarterly Lease Expirations for 2013 and 2014
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Annualized Rent per Sq. Ft. (1)
2013:
Q1 2013	22	190,299	1.6%	$5,713	1.5%	$30.02
Q2 2013	29	241,294	2.0%	6,543	1.7%	27.12
Q3 2013	25	243,836	2.0%	5,104	1.4%	20.93
Q4 2013	18	180,473	1.5%	5,164	1.4%	28.61

Total 2013(2)	94	855,902	7.1%	$22,524	6.0%	$26.32

2014:
Q1 2014	30	397,101	3.3%	$9,089	2.4%	$22.89
Q2 2014	15	130,348	1.1%	3,655	1.0%	28.04
Q3 2014	33	418,270	3.5%	12,428	3.3%	29.71
Q4 2014	43	304,300	2.5%	10,926	2.9%	35.91

Total 2014(2)	121	1,250,019	10.4%	$36,098	9.6%	$28.88

(1)
Annualized base rent includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

(2)
The information presented for all lease expiration activity reflects leasing activity through December 31, 2012 for our stabilized portfolio. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space, and lease renewal options not executed as of December 31, 2012.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue (2)	Percentage of Total Rentable Square Feet
DIRECTV, LLC (3)	$23,377	660,579	6.2%	5.0%
Intuit, Inc.	15,193	536,812	4.0%	4.0%
Bridgepoint Education, Inc	15,105	322,994	4.0%	2.4%
Delta Dental of California	10,275	230,389	2.7%	1.7%
CareFusion Corporation (4)	9,256	411,000	2.5%	3.1%
AMN Healthcare, Inc.	8,192	175,672	2.2%	1.3%
Adobe Systems, Inc. (4)	6,557	224,550	1.7%	1.7%
Fish & Richardson P.C.	6,071	139,538	1.6%	1.0%
Wells Fargo (4)	5,346	144,856	1.4%	1.1%
Scripps Health	5,199	112,067	1.4%	0.8%
BP Biofuels	5,128	136,908	1.4%	1.0%
Lucile Salter Packard Children's Hospital at Stanford	5,109	137,807	1.4%	1.0%
Epson America, Inc.	4,915	136,026	1.3%	1.0%
Scan Health Plan (4)	4,505	158,366	1.2%	1.2%
Avnet, Inc.	4,163	132,929	1.1%	1.0%

Total Top Fifteen Tenants	$128,391	3,660,493	34.1%	27.3%

(1)	The information presented is as of the date of this filing.

(2)
Based upon annualized base rental revenue for leases for which rental revenue is being recognized by the Company as of December 31, 2012 for the Company's stabilized portfolio. Annualized base rental revenue includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following:  amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue.

(3)
In December 2012, DIRECTV, LLC began paying cash rent on the entire building at 2260 E. Imperial Highway in Los Angeles, CA. However, completion of tenant improvements and physical occupancy of the space will occur in phases from December 2012 through April 2013. Rental revenue will be deferred for financial reporting purposes on the unoccupied space and will be recognized as tenant improvements are substantially complete. The annualized base rental revenue presented above includes the projected annualized base rental revenue at stabilization for the lease at 2260 E. Imperial Highway.

(4)	The Company has entered into leases with various affiliates of the tenant name listed above.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

2012 Operating Property Acquisitions
($ in millions)

COMPLETED ACQUISITIONS
	City/Submarket	Month of Acquisition	No. of Buildings	Rentable Square Feet	Purchase Price
Property
1st Quarter:
4100-4700 Bohannon Drive Menlo Park, CA	Menlo Park	February	7	374,139	$162.5

2nd Quarter:
701-801 N. 34th Street Seattle, WA	Lake Union	June	2	308,407	105.4

837 N. 34th Street Seattle, WA	Lake Union	June	1	111,580	39.2

3rd Quarter:
10900 NE 4th Street Bellevue, WA	Bellevue	July	1	416,755	186.1

6255 W. Sunset Boulevard Los Angeles, CA	Hollywood	July	1	321,883	78.8	(1)

4th Quarter:
12233 W. Olympic Boulevard Los Angeles, CA	Los Angeles	October	1	151,029	72.9

599 N. Mathilda Avenue Sunnyvale, CA (2)	Sunnyvale	December	1	75,810	29.1	(2)

TOTAL			14	1,759,603	$674.0

ACQUISITIONS CLOSED IN THE FIRST QUARTER 2013
	City/Submarket	Month of Acquisition	No. of Buildings	Rentable Square Feet	Purchase Price
Property
1st Quarter 2013:
320 Westlake Ave. N. and 321 Terry Ave. N. Seattle, WA	South Lake Union	January	2	320,399	$170.0

(1)	Excludes accrued liabilities assumed in connection with the acquisition.

(2)
This operating property was acquired in connection with the purchase of the 555 N. Mathilda development property disclosed on page 22 for a total cash purchase price of $137.6 million, which includes $2.4 million of development costs reimbursed to the seller.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

2012 Development and Redevelopment Site Acquisitions(1)
($ in millions)

	City/Submarket	Project Type	Month of Acquisition	Purchase Price (2)
Property
2nd Quarter
690 E. Middlefield Road Mountain View, CA	Mountain View	Development	May	$74.5

3rd Quarter
333 Brannan Street San Francisco, CA	San Francisco	Development	July	18.5

Columbia Square Los Angeles, CA	Hollywood	Development and Redevelopment	September	65.0

4th Quarter
350 Mission Street San Francisco, CA	San Francisco	Development	October	52.0

331 Fairchild Drive (3) Mountain View, CA	Mountain View	Development	December	21.8

555 N. Mathilda Avenue (4) Sunnyvale, CA	Sunnyvale	Development	December	108.5
TOTAL				$340.3

(1)	For additional information, see pages 23 and 24 'Completed and In Process Redevelopment and Other Land Holdings' and 'In Process and Future Development Pipeline'.

(2)	Excludes leasing costs and/or other accrued liabilities assumed in connection with the acquisitions.

(3)	Purchase price is comprised of land purchase of $18.9 million plus $2.9 million of development costs reimbursed to the seller.

(4)
The development site was acquired with the purchase of the 599 N. Mathilda operating property disclosed on page 21 for a total purchase price of $137.6 million. Purchase price for 555 N. Mathilda Avenue is comprised of the land purchase price of $106.1 million plus $2.4 million of development costs reimbursed to the seller.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

2012 Dispositions
($ in millions)

COMPLETED DISPOSITIONS
Property	City / Submarket	Type	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
15004 Innovation Drive and 10243 Genetic Center (2)	I-15 Corridor and Sorrento Mesa	Office	January	2	253,676	$146.1
San Diego, CA

2nd Quarter
NONE

3rd Quarter
NONE

4th Quarter
Industrial Portfolio (3) (4)	Various	Industrial	November/December	39	3,413,354
5151, 5153 & 5155 Camino Ruiz (3)	Camarillo	Office	December	4	265,372
4175 E. La Palma Avenue (3)	Anaheim	Office	December	1	43,263
Subtotal				44	3,721,989	354.2

TOTAL DISPOSITIONS				46	3,975,665	$500.3

(1) Represents gross sales price before the impact of commissions and closing costs.
(2) These properties were classified as held for sale at December 31, 2011.
(3) These properties were classified as held for sale at September 30, 2012.
(4) The Industrial Portfolio was sold in two separate transactions to two separate third party buyers.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Completed and In-Process Redevelopment Projects and Other Land Holdings
($ in millions)

Completed Redevelopment Projects (1)	Location	Start Date	Completion Date		Rentable Square Feet	Existing Investment (2)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 12/31/2012 (3)	% Leased

2260 E. Imperial Highway (4)	El Segundo	3Q 2010	4Q 2012		299,000	$9.1	$51.3	$60.4	$53.4	100%
5010 Wateridge Vista Drive	Sorrento Mesa	3Q 2011	4Q 2012		111,000	22.2	15.2	37.4	36.7	100%

TOTAL COMPLETED REDEVELOPMENT PROJECTS:					410,000	$31.3	$66.5	$97.8	$90.1	100%

		Estimated Construction Period
In-Process Redevelopment Projects	Location	Start Date	Compl. Date	Estimated Stabilization Date (5)	Estimated Rentable Square Feet	Existing Investment (2)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 12/31/2012 (3)	% Leased

PROJECTS IN LEASE-UP: (6)
3880 Kilroy Airport Way (7)	Long Beach	3Q 2011	4Q 2012	4Q 2013	98,000	$6.3	$13.2	$19.5	$15.9	50%

UNDER CONSTRUCTION:
360 Third Street (8,9)	San Francisco	4Q 2011	1Q 2013	1Q 2014	410,000	88.5	91.5	180.0	115.7	75%

TOTAL IN-PROCESS REDEVELOPMENT PROJECTS:					508,000	$94.8	$104.7	$199.5	$131.6	70%

Other Land Holdings	Gross Site	Estimated Rentable		Total Costs as of
Project	Acreage	Square Feet		12/31/2012 (3)

IRVINE, CALIFORNIA
17150 Von Karman (10)	8.5	N/A		$7.7

(1)	These projects have been completed and were added to the stabilized portfolio during the fourth quarter of 2012.

(2)	Represents the depreciated carrying value at the commencement of redevelopment for the space being redeveloped.

(3)	Represents cash paid and costs incurred as of December 31, 2012. Includes existing investment at the commencement of redevelopment.

(4)	Cash rent for this entire property commenced in December 2012. Completion of remaining tenant improvements and physical occupancy to continue through April 2013.

(5)	Based on management's estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

(6)	Lease-up properties represent properties recently redeveloped that have not reached 95% occupancy and are within one year following cessation of major construction activities.

(7)
This property was 50% leased prior to any redevelopment activity, which occurred in two phases. Redevelopment on the first half was completed during the second quarter of 2012 and the tenant has taken occupancy of this space. Redevelopment on the second half was completed in the fourth quarter of 2012.

(8)
Approximately 9% of this project was leased at time of acquisition and redevelopment commenced on the remaining 91% subsequent to the acquisition date. In July 2012, approximately 17% of the building was completed and the tenant took occupancy. The remaining 74% of the building remains under redevelopment. Redevelopment costs are capitalized only on the portion of the building that is under redevelopment and not occupied by tenants.

(9)	During the fourth quarter of 2012, the Company exercised its option to acquire the land underlying the current ground lease for $27.5 million. The transaction will close in the second quarter of 2013.

(10)
During the fourth quarter of 2011, the Company completed demolition of the industrial building at this site. Simultaneously the Company successfully obtained entitlements to reposition this site for residential use in preparation of a possible land sale. The Company's ultimate decision to sell this site and the timing of any potential future sale is dependent upon market conditions and other factors.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

In-Process and Future Development Pipeline
($ in millions)

		Estimated Construction Period
	Location	Start Date	Compl. Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 12/31/2012 (2)	% Leased

UNDER CONSTRUCTION:
San Francisco Bay Area
690 E. Middlefield Road	Mountain View	2Q 2012	1Q 2015	1Q 2015	341,000	$195.7	$102.1	100%
331 Fairchild Drive	Mountain View	4Q 2012	4Q 2013	4Q 2013	88,000	45.2	25.9	100%
350 Mission Street(3)	San Francisco	4Q 2012	1Q 2015	4Q 2015	400,000	254.7	57.3	100%
555 N. Mathilda Avenue	Sunnyvale	4Q 2012	3Q 2014	3Q 2014	587,000	313.2	110.3	100%
SUBTOTAL:					1,416,000	$808.8	$295.6	100%

FUTURE DEVELOPMENT PIPELINE:
San Francisco Bay Area
333 Brannan Street	San Francisco	4Q 2013	1Q 2015	1Q 2016	170,000	$85.0	$19.2	N/A

Los Angeles
Columbia Square (4)	Hollywood	1Q 2013	TBD	TBD	600,000	$315.0	$69.0	N/A

San Diego
9455 Towne Centre Drive(5)	San Diego	1Q 2013	TBD	TBD	150,000	TBD	$3.5	N/A
Carlsbad Oaks - Lots 4, 5, 7 & 8	Carlsbad	TBD	TBD	TBD	288,000	TBD	18.3	N/A
Pacific Corporate Center - Lot 8	Sorrento Mesa	TBD	TBD	TBD	170,000	TBD	11.3	N/A
Rancho Bernardo Corporate Center	I-15 Corridor	TBD	TBD	TBD	320,000 - 1,000,000	TBD	27.2	N/A
One Paseo (6)	Del Mar	TBD	TBD	TBD	500,000	TBD	134.2	N/A
Santa Fe Summit - Phase II and III	56 Corridor	TBD	TBD	TBD	600,000	TBD	77.5	N/A
Sorrento Gateway - Lot 2	Sorrento Mesa	TBD	TBD	TBD	80,000	TBD	12.1	N/A
SUBTOTAL:					2,108,000 - 2,788,000	TBD	$284.1	N/A

POTENTIAL FUTURE DEVELOPMENT PIPELINE (7):
Redwood Towers	Redwood City	TBD	TBD	TBD	300,000	$160.0	N/A	N/A

(1)	Based on management's estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

(2)	Represents cash paid and costs incurred as of December 31, 2012.

(3)
Estimated rentable square feet and total estimated investment reflects existing entitlements for 27-story office tower. The Company is currently pursuing entitlements to increase this project to a 30-story office tower, which would increase the estimated rentable square feet and total estimated investment.

(4)
The Company is planning to redevelop an existing building encompassing approximately 100,000 rentable square feet and develop a mixed-use plan encompassing approximately 500,000 rentable square feet, which will include office, multi-family and retail components.

(5)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building at this site and pursue entitlements to build a new 5-story 150,000 rentable square foot office building.

(6)	Estimated rentable square feet reflects existing office entitlements. The Company is currently pursuing mixed-use entitlements for this project which would increase the estimated rentable square feet.

(7)	Represents potential future development pipeline acquisition that the Company has not yet closed as of the date of this report.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Capital Structure (1)
As of December 31, 2012
($ in thousands)

	Shares/Units As of December 31, 2012	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Line of Credit		$185,000	3.1%
Unsecured Term Loan Facility		150,000	2.6%
Unsecured Exchangeable Senior Notes due 2014 (2)		172,500	2.9%
Unsecured Senior Notes due 2014		83,000	1.4%
Unsecured Senior Notes due 2015 (2)		325,000	5.5%
Unsecured Senior Notes due 2018 (2)		325,000	5.5%
Unsecured Senior Notes due 2020 (2)		250,000	4.3%
Secured Debt (1) (2)		553,919	9.4%
Total Debt		2,044,419	34.7%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (3)	4,000,000	100,000	1.7%
6.375% Series H Cumulative Redeemable Preferred stock (3)	4,000,000	100,000	1.7%
Common limited partnership units outstanding (4)	1,826,503	86,521	1.5%
Common shares outstanding (4)	74,926,981	3,549,291	60.4%
Total Equity and Noncontrolling Interests		$3,835,812	65.3%
TOTAL MARKET CAPITALIZATION		$5,880,231	100.0%

(1)
At December 31, 2012, the Company had restricted cash balances on its consolidated balance sheet of approximately $247.5 million primarily due to disposition proceeds that were temporarily being held at a qualified intermediary, per our direction, for the purpose of facilitating Section 1031 Exchanges under the Internal Revenue Code.  Subsequent to December 31, 2012, we completed the Section 1031 Exchanges and the restricted cash balances were released and used for general corporate purposes, which included repaying an $83.1 million secured mortgage loan that was scheduled to mature in April 1, 2013, repaying borrowings under the Company's Unsecured Line of Credit as well as acquiring a two building office complex in Seattle, Washington for approximately $170.0 million that included the assumption of an approximate $83.9 million mortgage.  In addition, on January 14, 2013, the Operating Partnership issued $300.0 million of 3.8% unsecured senior notes due 2023 and used the proceeds from the offering to repay the remaining outstanding balance on the Company's Unsecured Line of Credit.  As a result of the aforementioned transactions, the Company had an outstanding cash balance of approximately $150 million, an outstanding restricted cash balance of approximately $19 million, and no outstanding borrowings under our Unsecured Line of Credit as of the date of this filing.

(2)	Represents gross aggregate principal amount due at maturity before the effect of the unamortized discounts and premiums as of December 31, 2012.

(3)	Value based on $25.00 per share liquidation preference.

(4)	Value based on closing share price of $47.37 as of December 31, 2012.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Debt Analysis
As of December 31, 2012
($ in millions)

TOTAL DEBT COMPOSITION

	% of	Weighted Average
	Total Debt	Interest Rate	Maturity
Secured vs. Unsecured Debt:
Unsecured Debt (1)	72.9%	4.5%	4.2
Secured Debt	27.1%	5.2%	5.3
Floating vs. Fixed-Rate Debt:
Floating-Rate Debt	16.4%	1.8%	3.8
Fixed-Rate Debt (1)	83.6%	5.3%	4.7

Stated Rate (1)		4.7%	4.5

GAAP Effective Rate (2)		4.7%

GAAP Effective Rate Including Debt Issuance Costs		5.1%

CAPITALIZED INTEREST, LOAN FEES, AND DEBT DISCOUNTS/PREMIUMS
Quarter-to-Date	Year-to-Date
$6.6	$19.8

(1)	Excludes the impact of the amortization of any debt discounts/premiums.

(2)	Includes the impact of the amortization of any debt discounts/premiums, excluding debt issuance costs.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Debt Analysis
As of December 31, 2012
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2013	2014	2015	2016	2017	After 2017	Total (2)

Floating (3)	1.66%	1.66%	4/3/2017					$185,000		$185,000
Floating (4)	1.97%	1.97%	3/29/2016				150,000			150,000
Fixed	4.25%	7.13%	11/15/2014		172,500					172,500
Fixed	6.45%	6.45%	8/4/2014		83,000					83,000
Fixed	5.00%	5.01%	11/3/2015			325,000				325,000
Fixed	4.80%	4.83%	7/15/2018						325,000	325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000

				—	255,500	325,000	150,000	185,000	575,000	1,490,500

Secured Debt:
Fixed (5)(6)	6.37%	3.55%	4/1/2013	83,116						83,116
Fixed (6)	4.94%	4.00%	4/15/2015	1,062	1,116	26,206				28,384
Fixed (6)	5.09%	3.50%	8/7/2015			34,000				34,000
Fixed (6)	5.23%	3.50%	1/1/2016	816	861	908	50,969			53,554
Fixed (6)	5.57%	3.25%	2/11/2016	576	609	644	38,694			40,523
Fixed	6.51%	6.51%	2/1/2017	952	1,016	1,084	1,157	64,406		68,615
Fixed	7.15%	7.15%	5/1/2017	2,238	2,404	2,581	2,772	1,215		11,210
Fixed	4.27%	4.27%	2/1/2018	2,075	2,358	2,461	2,568	2,680	122,858	135,000
Fixed	4.48%	4.48%	7/1/2027			776	1,608	1,679	92,937	97,000
Fixed (7)	Various	Various	Various	46	49	51	54	56	2,261	2,517

				90,881	8,413	68,711	97,822	70,036	218,056	553,919

Total	4.70%	4.70%		$90,881	$263,913	$393,711	$247,822	$255,036	$793,056	$2,044,419

(1)	The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

(2)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums. As of December 31, 2012, the aggregate net unamortized discounts totaled approximately $3.5 million.

(3) In November 2012, we amended the terms of our Credit Facility to extend the maturity date from August 2015 to April 2017, reduce the interest rate from an annual rate of LIBOR plus 1.750% to an annual rate of LIBOR plus 1.450%, and reduce the facility fee from an annual rate of 0.350% to an annual rate of 0.300%.
(4) Interest for this loan is calculated at an annual rate of LIBOR plus 1.750% at December 31, 2012.
(5) In January 2013, the Company repaid this loan prior to the stated maturity.

(6)	Represents secured debt assumed in connection with an operating property acquisition.

(7)
Represents balance outstanding related to public facility bonds (the “Bonds”) issued in February 2008 by the City of Carlsbad. The Bonds have annual maturities beginning on September 1, 2013 through September 1, 2038, with interest rates ranging from 4.74% to 6.20%.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company's earnings release on January 30, 2013 and the reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company's operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a segment basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base, which vary by segment type, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company's operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, net gains and losses on disposition of discontinued operations, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company's operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company's operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company's financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company's operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company's results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the Company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company's liquidity. The Company computes FAD by adding to FFO the noncash amortization of deferred financing costs, debt discounts and premiums, share-based compensation awards and original issuance costs on redeemed preferred stock and preferred units, amortization of above (below) market rents for acquisition properties and contractual cash rents received in advance of revenue recognition, then subtracting recurring tenant improvements, leasing commissions and capital expenditures, and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and cash received prior to revenue recognition. FAD provides an additional perspective on the Company's ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company's financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company's FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

 Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Same Store Cash Net Operating Income	$53,382	$53,754	$203,209	$198,536
Adjustments:
GAAP Operating Revenues Adjustments, net	1,793	5,004	17,039	21,600
GAAP Operating Expenses Adjustments, net	(150)	(515)	(153)	(782)

Same Store GAAP Net Operating Income	55,025	58,243	220,095	219,354
Non-Same Store GAAP Net Operating Income	24,251	9,534	67,660	19,261

Net Operating Income excluding discontinued operations	79,276	67,777	287,755	238,615
Net Operating Income from discontinued operations	3,449	8,811	19,392	34,921

Net Operating Income, as defined(1)	82,725	76,588	307,147	273,536

Adjustments:
General and administrative expenses	(9,443)	(7,793)	(36,188)	(28,148)
Acquisition-related expenses	(1,040)	(1,224)	(4,937)	(4,053)
Depreciation and amortization (including discontinued operations)	(46,249)	(38,788)	(169,900)	(136,596)
Interest income and other net investment gains	145	299	848	571
Interest expense (including discontinued operations)	(18,942)	(23,254)	(79,114)	(89,408)
Net gain on dispositions of discontinued operations	186,435	39,032	259,245	51,587

Net Income	193,631	44,860	277,101	67,489
Net income attributable to noncontrolling common units of the Operating Partnership	(4,479)	(1,154)	(6,187)	(1,474)
Preferred distributions and dividends	(3,313)	(3,799)	(21,088)	(15,196)

Net Income Available to Common Stockholders	$185,839	$39,907	$249,826	$50,819

(1)	Please refer to page 29 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2012	2011
Net Income Available to Common Stockholders	$185,839	$39,907
Interest expense (including discontinued operations)	18,942	23,254
Depreciation and amortization (including discontinued operations)	46,249	38,788
Net income attributable to noncontrolling common units of the Operating Partnership	4,479	1,154
Net gain on dispositions of discontinued operations	(186,435)	(39,032)
Preferred distributions and dividends	3,313	3,799

EBITDA (1)	$72,387	$67,870

(1)	Please refer to page 30 for a Management Statement on EBITDA.

Kilroy Realty Corporation
Fourth Quarter 2012 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Funds Available for Distribution (1)	$29,523	$22,575	$109,805	$79,320
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	15,045	13,636	41,626	42,524
Depreciation for furniture, fixtures and equipment	317	291	1,213	1,130
Preferred distributions and dividends	3,313	3,799	14,108	15,196
Provision for uncollectible tenant receivables	151	503	153	923
Net changes in operating assets and liabilities and other adjustments (2)	(14,952)	(16,616)	13,819	(837)

GAAP Net Cash Provided by Operating Activities	$33,397	$24,188	$180,724	$138,256

(1)	Please refer to page 30 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; other deferred leasing costs; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; rents received in advance and tenant security deposits and insurance proceeds received for property damage.